EXHIBIT 99.1

MIDLAND STATES BANCORP, INC. INCREASES STOCK REPURCHASE PROGRAM TO $50 MILLION

EFFINGHAM, Ill., March 11, 2020 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (NASDAQ: MSBI) announced today that its Board of Directors has approved an amendment to the Company’s current stock repurchase program that increases the amount of common stock authorized for repurchase from $25 million to $50 million and extends the expiration date of the program to December 31, 2020.  As of March 10, 2020, the Company had repurchased 477,230 shares of its common stock at an average price of $25.46 for a total investment of $12.2 million under the stock repurchase program that was initially authorized on August 6, 2019.

“Given the recent volatility in the markets, we have amended our stock repurchase program to provide increased flexibility to repurchase our common stock at attractive prices,” said Jeffrey G. Ludwig, President and Chief Executive Officer of the Company. “Along with maintaining our attractive dividend, we believe that expanding the authorization for our stock repurchase program is in the best long-term interests of our shareholders.”

Stock repurchases under the amended program may be made from time to time on the open market, in privately negotiated transactions, or in any other manner that complies with applicable securities laws, at the discretion of the Company. The program will be in effect until December 31, 2020, with the timing of purchases and the number of shares repurchased under the program dependent upon a variety of factors including price, trading volume, corporate and regulatory requirements and market conditions. The repurchase program may be suspended or discontinued at any time without notice.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of December 31, 2019, the Company had total assets of approximately $6.08 billion, and its Wealth Management Group had assets under administration of approximately $3.41 billion. Midland provides a full range of commercial and consumer banking products and services, business equipment financing, merchant credit card services, trust and investment management, and insurance and financial planning services. In addition, multi-family and healthcare facility FHA financing is provided through Love Funding, Midland’s non-bank subsidiary. For additional information, visit https://www.midlandsb.com/ or follow Midland on LinkedIn at https://www.linkedin.com/company/midland-states-bank.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s financing and use of proceeds from the notes offering.  These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission.  Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology.  Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321